                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                SUPERVALU INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                SUPERVALU INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[SUPERVALU LOGO]

-------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD WEDNESDAY, JULY 1, 1998

  The Annual Meeting of Stockholders of SUPERVALU INC. will be held on Wednesday, July 1, 1998, at 10:30 a.m., local time, at The Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota 55403 for the following purposes:

  . to elect four directors;

  . to ratify the appointment of KPMG Peat Marwick LLP as independent auditors;

  . to vote on certain amendments to the SUPERVALU INC. 1993 Stock Plan;


  and to transact such other business as may properly come before the meeting.

RECORD DATE

  The Board of Directors has fixed the close of business on May 12, 1998, as the record date for the purpose of determining stockholders who are entitled to notice and vote at the meeting. Common and preferred stockholders are entitled to one vote for each share held of record at that time.

  IMPORTANT: We hope you will be able to attend the meeting in person and you are cordially invited to attend. If you expect to attend the meeting, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and to confirm your attendance by telephone. Parking is available for stockholders in the Plaza municipal parking ramp and the Orchestra Hall ramp located across the street from The Minneapolis Convention Center. A map showing the location of The Minneapolis Convention Center and designated parking areas is included on your proxy card. If you need special assistance because of a disability, please contact me at P.O. Box 990, Minneapolis, Minnesota 55440.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          JOHN P. BREEDLOVE
                                          Secretary

May 29, 1998

PROXY STATEMENT--VOTING PROCEDURES
-------------------------------------------------------------------------------
YOUR VOTE IS VERY IMPORTANT

 . VOTING BY MAIL. Whether or not you expect to attend the meeting, please sign, date, and mail your proxy promptly in the enclosed postage paid envelope.

 . VOTING BY TELEPHONE. If you wish to vote by telephone, please follow the instructions on the enclosed proxy card; if you vote by telephone you do not need to return the proxy card.

It is important that all stockholders vote. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

 . NUMBER OF SHARES OUTSTANDING. SUPERVALU has two classes of capital stock outstanding. The holders of Common Stock and Preferred Stock are entitled to one vote for each share held, voting together as one class. 60,406,626 shares of Common Stock and 5,876 shares of Preferred Stock are eligible to vote at the meeting.

 . VOTE REQUIRED. The following is an explanation of the vote required for each of the items to be voted on.

ELECTION OF DIRECTORS (ITEM 1)

The four nominees receiving the highest number of votes will be elected. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card.

ALL OTHER ITEMS (ITEMS 2-3)

The affirmative vote of a majority of shares present in person or by proxy is required for approval of Items 2 and 3. Shares represented by a proxy marked "abstain" on any matter will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal. Therefore, any proxy marked "abstain" will have the effect of a vote of the shares against the item. Shares represented by a proxy as to which there is a "broker non-vote" (i.e. where a broker does not have discretionary authority to vote the shares) will be considered present at the meeting for purposes of determining a quorum, but will have no effect on the vote.

REVOKING YOUR PROXY

You may revoke your proxy at any time before it is voted by sending a written statement to the Secretary, or by submitting another proxy with a later date. You may also revoke your proxy by appearing and voting at the meeting.

VOTING BY PARTICIPANTS IN THE EMPLOYEE STOCK OWNERSHIP PLAN, THE EMPLOYEE STOCK PURCHASE PLAN AND THE SUPERVALU PRE-TAX SAVINGS AND PROFIT SHARING (401(K)) PLAN

If you own SUPERVALU shares as a participant in one of the above plans, you will receive a single proxy card that covers both the shares credited to your plan account(s) and shares you own that are registered in the same name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants will serve as voting instructions to the trustee(s) for these plans whether provided by mail or by telephone.

OTHER BUSINESS

The Board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment. This Proxy Statement will be first mailed to Stockholders on or about May 29, 1998.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
-------------------------------------------------------------------------------

The Board of Directors held six regular meetings and one special meeting during the last fiscal year and took action once by written consent. With the exception of Herman Cain and Charles M. Lillis, each director attended more than 75% of the meetings of the Board and its committees on which the director served. The Executive Committee of the Board does not have scheduled meetings and did not meet during the year. The Board maintains four other committees:
Audit, Finance, Executive Personnel and Compensation, and Director Affairs. Membership on the Audit and Executive Personnel and Compensation Committees is limited to non-employee directors.

AUDIT COMMITTEE

The following directors serve on the Audit Committee: Garnett L. Keith, Jr. (Chairman), Stephen I. D'Agostino, Charles M. Lillis, and Harriet Perlmutter. The Audit Committee met twice in the last fiscal year.

The primary responsibilities of the Audit Committee are to:

 . Assess and recommend to the full Board of Directors and the stockholders the selection of independent auditors;

 . Review and evaluate the scope of the annual audit and the activities and reports of the independent auditors;

 . Review the objectives, scope, and results of internal audit examinations and the status of management actions for implementing the recommendations; and

 . Review compliance with the Company's Code of Conduct.

FINANCE COMMITTEE

The following directors serve on the Finance Committee: Herman Cain (Chairman), Stephen I. D'Agostino, Garnett L. Keith, Jr., Charles M. Lillis, Harriet Perlmutter, Carole F. St. Mark, and Michael W. Wright. The Finance Committee met twice in the last fiscal year.

The primary responsibilities of the Finance Committee are to review the financial structure, policies, and future financial plans of the Company and to make recommendations concerning them to the Board. In carrying out these responsibilities, the Finance Committee periodically reviews:

 . Annual operating and capital budgets of the Company as proposed by management, and performance by the Company as compared to the approved budgets;

 . Dividend policy and rates;

 . Investment performance of the Company's employee benefit plans;

 . Company financing arrangements;

 . Company's capital structure, including key financial ratios such as debt to equity ratios and coverage of fixed charges; and

 . Proposals for changes in the capitalization of the Company, including purchases of treasury stock.

DIRECTOR AFFAIRS COMMITTEE

The following directors serve on the Director Affairs Committee: William A. Hodder (Chairman), Lawrence A. Del Santo, Edwin C. Gage, Richard L. Knowlton, and Michael W. Wright. The Director Affairs Committee met twice in the last fiscal year.

The mission of the Director Affairs Committee is to recommend a framework to assist the Board in fulfilling its corporate governance responsibilities. In carrying out its mission, the Director Affairs Committee establishes and regularly reviews the Board of Directors' policies and procedures which provide:

 . Criteria for the size and composition of the Board;

 . Procedures for the conduct of Board meetings including executive sessions of the Board;

 . Policies on director retirement and resignation;

 . Criteria regarding personal qualifications needed for Board membership; and

 . Appropriate compensation for directors.

In addition, the Director Affairs Committee has responsibility to:

 . Consider and recommend nominations for Board membership and the composition of Board Committees;

 . Evaluate Board practices at SUPERVALU and other well-managed companies and recommend appropriate changes to the Board (see "SUPERVALU Board Practices" below); and

 . Consider governance issues raised by stockholders and recommend appropriate responses to the Board.

EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE

The following directors serve on the Executive Personnel and Compensation
Committee: Edwin C. Gage (Chairman), Lawrence A. Del Santo, Herman Cain, William A. Hodder, Richard L. Knowlton, and Carole F. St. Mark. This Committee met five times in the last fiscal year and took action once by written consent. When necessary for purposes of Section 162(m) of the Internal Revenue Code, the Committee acts by subcommittee comprised solely of the members of the Committee who are "outside directors" as defined pursuant to Section 162(m). This subcommittee met three times in the last fiscal year and took action once by written consent and was comprised of all of the members of the Committee except for Mr. Gage. See "Compensation Committee Interlocks and Insider Participation."

The primary functions of the Executive Personnel and Compensation Committee are to:

 . Determine the process to evaluate the performance of the Chief Executive
   Officer;

 . Review and recommend to the Board the compensation of the Chief Executive
   Officer;

 . Review and recommend to the Board major changes in executive compensation programs, executive stock options, and retirement plans for officers;

 . Consider and make recommendations to the Board concerning the annual election of corporate officers and the Company's succession plan;

 . Approve annual salaries and bonuses of corporate officers and other executives at specified levels;

 . Review and approve participants and performance targets under annual and long-term incentive compensation plans; and

 . Approve stock option grants and awards under the Company's stock option plans, bonus and other incentive plans.

SUPERVALU BOARD PRACTICES
-------------------------------------------------------------------------------

In order to help our stockholders better understand SUPERVALU's Board practices, we are including the following description of current practices. The Director Affairs Committee periodically reviews these practices.

EVALUATION OF BOARD PERFORMANCE

In order to continue to evaluate and improve the effectiveness of the Board, the Director Affairs Committee evaluates the Board's performance as a whole once every two years. The evaluation process includes a survey of the individual views of all non-employee directors, a summary of which is then shared with the Board.

SIZE OF THE BOARD

Although the size of the Board may vary from time to time, the Board believes the size should preferably be not less than ten nor more than fourteen members. The Board believes that the size of the Board should accommodate the objectives of effective discussion and decision-making and adequate staffing of Board committees. The Board also believes that the SUPERVALU Board should be made up of a substantial majority of independent, non-employee directors. It is the Board's policy that no more than three members of the Board will be employees of SUPERVALU. These management members will include the Chief Executive Officer (CEO) and up to two additional persons whose duties and responsibilities identify them as top management individuals in the Company. The Board currently has eleven members, one of which is the CEO.

DIRECTOR RETIREMENT

Non-employee directors must retire at the annual meeting following the date they attain the age of seventy. In addition, non-employee directors elected after February 27, 1994 will serve a maximum term of fifteen years. Directors who change the occupation they held when initially elected to the Board are expected to offer to resign from the Board. At that time, the Director Affairs Committee will review the continuation of Board membership under these new circumstances, and make a recommendation to the full Board.

The Board also has adopted a policy calling for employee directors, other than the CEO, to retire from the Board at the time of a change in their status as an officer of SUPERVALU. A former CEO may continue to serve on the Board until the third anniversary after his or her separation from the Company. If a former CEO, however, leaves the Company to accept another position, the CEO will retire as a director effective simultaneously with his or her separation from the Company.

SELECTION OF DIRECTORS

All directors are encouraged to submit the name of any candidate deemed qualified to serve on the Board, together with all available information on the candidate, to the Chairperson of the Director Affairs Committee. The Director Affairs Committee considers potential Board candidates and makes its recommendation to the full Board.

BOARD MEETINGS

The Board meets at least six times per year. Board meetings normally do not exceed one day in length. The Board meets in Executive Session without management in attendance, at the end of each regularly scheduled Board meeting. The Board also schedules a longer multi-day off-site planning meeting every other year.

EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS

Outside directors have the opportunity to meet together as a group, without the CEO or other inside directors in attendance, at the conclusion of the Executive Session of a Board meeting, and otherwise at the request of any director. The Chairperson of the Director Affairs Committee will preside during any session of the Board at which only outside directors are present; provided, however, that the Chairperson of the Executive Personnel and Compensation Committee will preside during any non-employee director session held for the purpose of conducting the CEO's performance review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-------------------------------------------------------------------------------

The following table sets forth information with respect to the only persons or groups known to the Company as of May 8, 1998, to be the beneficial owner of more than 5% of its Common Stock.

       NAME AND ADDRESS OF               AMOUNT AND NATURE OF             PERCENT OF
        BENEFICIAL HOLDER                BENEFICIAL OWNERSHIP               CLASS
       -------------------               --------------------             ----------
Sanford C. Bernstein & Co., Inc.              6,404,769                      10.6%
 767 Fifth Avenue
 New York, New York 10153 (1)
AMVESCAP PLC                                  4,283,010                       7.1%
 11 Devonshire Square
 London, EC2M 4YR
 England (2)

--------

(1) Based on information in a Schedule 13G Report dated February 4, 1998, delivered to the Company and indicating that Sanford C. Bernstein & Co., Inc. is beneficial owner of 6,404,769 shares, possesses sole voting power with respect to 3,773,193 shares, shared voting power with respect to 704,189 shares, and sole dispositive power with respect to 6,404,769 shares as of December 31, 1997.

(2) Based on information in a Schedule 13G Report dated February 9, 1998, delivered to the Company and indicating that AMVESCAP PLC and certain of its subsidiaries are the beneficial owners of 4,283,010 shares of Common Stock and possess shared voting and dispositive power with respect to such shares as of December 31, 1997.

SECURITY OWNERSHIP OF MANAGEMENT
-------------------------------------------------------------------------------

The following table sets forth information, as of May 8, 1998, concerning beneficial ownership of SUPERVALU Common Stock by each director and nominee, by each of the executive officers and former executive officers named in the Summary Compensation Table on page 9 and by all directors and executive officers as a group. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power, and shares over which a person has sole or shared dispositive power, whether or not a person has any economic interest in the shares.

                                         AMOUNT AND NATURE OF                     PERCENT
                NAME OF                       BENEFICIAL      OPTIONS EXERCISABLE    OF
           BENEFICIAL OWNER                  OWNERSHIP(2)      WITHIN 60 DAYS(3)   CLASS
           ----------------              -------------------- ------------------- -------
Herman Cain                                      1,925                 9,000          *
Stephen I. D'Agostino                            3,865                 9,000          *
Lawrence A. Del Santo                            1,493                 3,000          *
Edwin C. Gage                                   16,625                 9,000          *
William A. Hodder                                4,818                 7,800          *
Garnett L. Keith, Jr.                            4,214                 9,000          *
Richard L. Knowlton                              3,662                 6,000          *
Charles M. Lillis                                3,969                 6,000          *
Harriet Perlmutter                               8,165                 9,000          *
Steven S. Rogers                                     0                     0
Carole F. St. Mark                               2,625                 7,800          *
Michael W. Wright (1)                          158,409               435,247          *
David L. Boehnen                                20,660                99,435          *
Jeffrey Noddle                                  48,976               155,428          *
Ronald C. Tortelli                              47,642                74,146          *
George Chirtea                                   1,702                51,350          *
Laurence L. Anderson                            25,938               107,600          *
Jeffrey C. Girard                                    0                 7,095          *
All directors and executive officers as
 a group (27 persons)                          451,797             1,177,945         (3)

--------
 * Less than 1%.

(1) Includes 6,200 shares held by or for a child of Mr. Wright, as to which shares he disclaims beneficial ownership; and 4,000 shares held in a retirement trust for Mr. Wright.

(2) The persons listed have sole voting and investment power with respect to the shares listed except as follows. The following persons have shared voting and investment power: Mr. Gage: 4,000 shares; Ms. Perlmutter: 1,500 shares; Mr. Wright: 21,776 shares; Mr. Tortelli: 600 shares; and Mr.
    Anderson: 7,155 shares. The following non-employee directors have sole voting power, but no investment power, over shares held in the Non-Employee Directors Deferred Stock Plan Trust as follows: Herman Cain: 925 shares; Stephen I. D'Agostino: 3,065 shares; Lawrence A. Del Santo: 1,493 shares; Edwin C. Gage: 925 shares; William A. Hodder: 3,418 shares; Garnett L. Keith, Jr.: 2,214 shares; Richard L. Knowlton: 2,662 shares; Charles M. Lillis: 2,969 shares; Harriet Perlmutter: 1,465 shares; and Carole F. St. Mark: 925 shares.

(3) All directors and executive officers as a group (27 persons) beneficially owned 1,629,742 shares of the outstanding Common Stock constituting approximately 2.7% of the outstanding Common Stock of the Company as of May 7, 1998. Options exercisable within 60 days are deemed beneficially owned.

ELECTION OF DIRECTORS (ITEM 1)
-------------------------------------------------------------------------------


The Board is divided into three classes with the number of directors to be divided as equally as possible among the three classes. Directors are elected for staggered terms of three years. If a vacancy occurs during the year, the vacant directorship may be filled by the vote of the remaining directors until the next Annual Meeting, at which time the stockholders elect a director to fill the balance of the unexpired term or the term established by the Board. Herman Cain, Charles M. Lillis, Steven S. Rogers, and Michael W. Wright, are nominated for three-year terms expiring in 2001. Stephen I. D'Agostino is retiring from the Board and is therefore not seeking re-election. SUPERVALU wishes to thank him for his valuable contributions to the Board. Following the Annual Meeting, there will be eleven members of the Board.

The Board of Directors is informed that each of the four nominees is willing to serve as a director; however, if any nominee is unable to serve or for good cause will not serve, the proxy may be voted for another person as the holders of the proxies decide.

The following sets forth information, as of May 8, 1998, concerning the four nominees for election as directors of the Company and as to the seven directors of the Company whose terms of office will continue after the Annual Meeting.

             NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING
                         AT THE ANNUAL MEETING IN 2001

HERMAN CAIN, age 52
 . Chief Executive Officer and President of the National Restaurant
   Association (a membership association of restaurant companies) since December 1996
 . Chairman of the Board of Godfather's Pizza, Inc. (a company engaged in the operation and franchising of pizza restaurants) since 1986
 . Chief Executive Officer of Godfather's Pizza, Inc. from 1986 to December
   1996
 . Elected a Director of SUPERVALU in 1991
 . Also a Director of Whirlpool Corporation, Utilicorp United, Inc., and
   Nabisco Holdings, Inc.

CHARLES M. LILLIS, age 56
 . Executive Vice President of US WEST, Inc. (a diversified multimedia communication company) since 1987 and a director of US West, Inc. since
   1998
 . President and Chief Executive Officer of US WEST Media Group, a division of
   US WEST, Inc. since April 1995
 . Elected a Director of SUPERVALU in 1995
 . Also a Director of Ascent Entertainment Group Inc.

STEVEN S. ROGERS, age 40
 . Clinical Professor of Finance and Management at J.L. Kellogg Graduate
   School of Management at Northwestern University since 1995
 . Owner of Fenchel Lampshade Company (a private manufacturing company) from
   1988 to 1995

MICHAEL W. WRIGHT, age 59
 . Chairman of the Board, President and Chief Executive Officer of the Company
   since 1982
 . Elected a Director of SUPERVALU in 1977
 . Also a Director of Honeywell Inc., The Musicland Stores Corporation, and
   Norwest Corporation

          DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2000

LAWRENCE A. DEL SANTO, age 64
 . Chief Executive Officer of The Vons Companies (a retail grocery company)
   from 1994 to April, 1997
 . Senior Executive Vice President and Chief Operating Officer--Food for
   American Stores Company (a retail grocery company) from 1993 to April, 1994 . Chairman and Chief Executive Officer of Lucky Stores, Inc., a subsidiary of
   American Stores Company from 1989 to 1993
 . Elected a Director of SUPERVALU in 1997
 . Also a Director of Hussman Corporation

WILLIAM A. HODDER, age 66
 . Chief Executive Officer of Donaldson Company, Inc. (a manufacturer of filtration devices) from 1982 to 1996
 . Elected a Director of SUPERVALU in 1990
 . Also a Director of Norwest Corporation, The Tennant Company, ReliaStar
   Financial Corp., The Musicland Stores Corporation and Cowles Media Company

HARRIET PERLMUTTER, age 66
 . Trustee of the Papermill Playhouse (The State Theatre of New Jersey) . Elected a Director of SUPERVALU in 1978

          DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1999

EDWIN C. GAGE, age 57
 . Chairman and Chief Executive Officer of GAGE Marketing Group, L.L.C. (an
   integrated marketing services company) since 1991
 . President and Chief Executive Officer of Carlson Companies, Inc. (a diversified services company principally engaged in hotel, restaurant, travel services and incentives businesses) from 1989 to 1991
 . President and Chief Operating Officer of Carlson Companies, Inc. from 1984 to 1989
 . Elected a Director of SUPERVALU in 1986
 . Also a Director of Fingerhut Companies, Inc.

GARNETT L. KEITH, JR., age 62
 . Chairman and Chief Executive Officer of SeaBridge Investment Advisors, LLC
   (a registered investment company) since 1996
 . Vice Chairman of The Prudential Insurance Company of America (an insurance company) from 1984 to 1996
 . Elected a Director of SUPERVALU in 1984
 . Also a Director of Pan-Holding Societe Anonyme

RICHARD L. KNOWLTON, age 65
 . Chairman of the Hormel Foundation (a charitable foundation which is the principal shareholder of Hormel Foods Corporation) since 1995
 . Chairman and a Director of Hormel Foods Corporation (a food manufacturing company) from 1981 to 1995
 . President of Hormel Foods Corporation from 1979 to 1992
 . Chief Executive Officer of Hormel Foods Corporation from 1981 to 1993
 . Elected a Director of SUPERVALU in 1994
 . Also a Director of ReliaStar Financial Corp. and U.S. Bancorp, and a member of the Board of Trustees, Mayo Foundation

CAROLE F. ST. MARK, age 55
 . Owner of Growth Management, LLC (a business development and strategic management company) since 1997
 . President and Chief Executive Officer of Pitney Bowes Business Services, a unit of Pitney Bowes, Inc. (a company engaged in the production and supply of business and business-related products and services) from 1994 to 1997
 . President of Pitney Bowes Logistics Systems and Business Services from 1990 to 1994.
 . Elected a Director of SUPERVALU in 1989
 . Also a Director of Gerber Scientific, Inc. and Polaroid Corporation

COMPENSATION OF DIRECTORS
-------------------------------------------------------------------------------

Non-employee directors receive the following compensation for their Board service:

 . Cash retainer of $20,000 per year;

 . Deferred retainer of $15,000 per year payable in SUPERVALU Common Stock under the Non-Employee Directors Deferred Stock Plan;

 . $1,300 for each Board meeting attended;

 . $1,000 for each Committee meeting attended; and

 . An option to purchase 3,000 shares of Common Stock when the director joins the Board and at the time of the Company's annual meeting in each even numbered year. The option is granted at current fair market value and is fully exercisable on grant.

Committee chairpersons receive an additional annual retainer in the following amounts:

 . Audit, Finance, and Director Affairs Committees: $2,500; and

 . Executive Personnel and Compensation Committee: $4,000.

Effective June 27, 1996, the Company's retirement/deferral program for directors was discontinued and benefits previously earned by directors were frozen. A director first elected to SUPERVALU's Board prior to June 27, 1996 will receive at termination an annual payment of $20,000 per year for the number of years of the director's Board service prior to June 27, 1996, but not more than ten years. Directors first elected to the Board after June 27, 1996 do not participate in the retirement/deferral program.

Directors may elect to defer payment of their directors' fees under one or more of the following arrangements:

 . DIRECTORS DEFERRED COMPENSATION PLAN AND EXECUTIVE DEFERRED COMPENSATION
   PLANS. Fees and quarterly interest are credited to an account for the director, until payment is made from the plan following retirement from the Board.

 . NON-EMPLOYEE DIRECTORS DEFERRED STOCK PLAN. Fees are credited to a deferred stock account for each director. To encourage increased stock ownership, a director who chooses to defer payment of cash fees into this plan will receive deferred stock equal to 110% of the fee otherwise payable. The Company contributes the deferred cash fee to an irrevocable trust and the trust purchases shares of SUPERVALU Common Stock. The trust assets remain subject to the claims of the Company's creditors. Each director is entitled to direct the trustee to vote all shares allocated to the director's account in the trust. The Common Stock will be distributed to each director following the director's retirement from the Board.

COMPENSATION OF EXECUTIVE OFFICERS
-------------------------------------------------------------------------------

The following table shows compensation for each of the last three fiscal years of the Chief Executive Officer, the other four most highly compensated persons serving as executive officers at the end of the fiscal year, and Laurence L. Anderson and Jeffrey C. Girard, who each retired as an executive officer during the fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                 ANNUAL COMPENSATION                  COMPENSATION AWARDS
                        ------------------------------------------- -----------------------
                                                          OTHER     RESTRICTED  SECURITIES
                                                          ANNUAL      STOCK     UNDERLYING   ALL OTHER
       NAME AND         YEAR  SALARY       BONUS       COMPENSATION   AWARDS   OPTIONS/SARS COMPENSATION
  PRINCIPAL POSITION    (1)    ($)          ($)            ($)        ($)(2)      (#)(3)       ($)(4)
  ------------------    ---- --------    ----------    ------------ ---------- ------------ ------------
MICHAEL W. WRIGHT       1998 $868,140    $1,215,396       $   82    $1,166,905   159,462      $39,293
Chairman, President     1997  819,000       532,350        1,430             0    80,000        3,375
and Chief Executive
 Officer                1996  780,000       438,516        1,254             0   150,000        1,848
DAVID L. BOEHNEN        1998 $297,115    $  266,955       $    0    $  317,411    33,035      $ 4,960
Executive Vice          1997  250,000       104,000            0             0    10,000        3,375
President               1996  236,000        90,936            0             0    31,500        1,848
JEFFREY NODDLE          1998 $445,404    $  427,588       $    9    $1,630,869   125,985      $14,323
Executive Vice          1997  420,000       210,000           46             0    25,000        3,375
President               1996  387,300       190,416          146             0    55,000        1,848
RONALD C. TORTELLI      1998 $259,904    $  197,528       $   44    $  211,799    48,472      $10,701
Senior Vice President,  1997  245,000        98,000          369             0     7,500        3,375
Human Resources         1996  234,100        90,203          684             0    27,500        1,848
GEORGE CHIRTEA (5)      1998 $244,615    $  189,821       $   67    $  199,304     7,000      $ 9,335
Vice President,         1997  225,000        93,600          268        94,500     8,050        3,375
Merchandising           1996  192,200        66,129          302             0    23,050        1,848
LAURENCE L. ANDERSON    1998 $630,000(6) $        0(6)    $  146    $        0         0      $19,340
Former Executive        1997  420,000       218,400        1,181             0    15,000        3,375
Vice President          1996  402,500       193,864        3,149             0    45,000        1,848
JEFFREY C. GIRARD       1998 $380,000    $  138,846       $    0    $        0    22,095      $16,826
Former Executive Vice
 President              1997  366,000       183,000            0             0    10,000        3,375
and Chief Financial
 Officer                1996  353,600       166,775          192             0    45,000        1,848

--------
(1) Fiscal 1998 was a 53 week fiscal year. This table includes 53 weeks of salary and bonus for fiscal 1998.

(2) The amount reflected in fiscal 1997 for Mr. Chirtea represents the value of a restricted stock award of 3,000 shares on the date of grant that fully vested on February 28, 1998. The amounts reflected in fiscal 1998 represent the value of the shares of restricted stock earned under the Company's Long-Term Incentive Plan based on the achievement of designated level of corporate return on invested capital and sales for fiscal 1998, as follows: 24,374 shares for Mr. Wright; 6,630 shares for Mr. Boehnen; 9,744 shares for Mr. Noddle; 4,424 shares for Mr. Tortelli; 4,163 shares for Mr. Chirtea; 0 shares for Mr. Anderson; and 0 shares for Mr. Girard. Such shares of restricted stock will vest and the restrictions will be removed at the end of fiscal 2000 if such named executive officers remain in the employ of the Company at the time of vesting. In addition, in fiscal 1998, Mr. Noddle received a special award of 30,000 restricted stock units with a market value of $1,164,375 on the date of grant and $1,436,250 as of February 28, 1998. The award of restricted stock units was made to incent Mr. Noddle to remain with the Company. See "Report of Executive Personnel and Compensation Committee." For purposes of this table, the restricted stock and the restricted stock units are valued based on the closing price of the Company's Common Stock on the date of grant. Dividends are paid on the shares of restricted stock. Dividends are not paid on restricted stock units. As of February 28, 1998, the number and fair market value of all shares of restricted stock and restricted stock units held by the above named executive officers were as follows:
    Mr. Wright: 24,374, $1,166,905; Mr. Boehnen: 6,630, $ 317,411; Mr. Noddle:
    39,744, $1,902,744; Mr. Tortelli: 4,424, $211,799; Mr. Chirtea: 7,163,
    $342,929; Mr. Anderson: 0, $0; and Mr. Girard: 0, $0.

(3) The total number of option awards in fiscal 1998 includes restoration options (as more fully described below) received by the following named executive officers in the amounts stated: Mr. Wright, 79,462 shares; Mr. Boehnen, 8,035 shares; Mr. Noddle, 30,985 shares; Mr. Tortelli, 38,472 shares; and Mr. Girard, 7,095 shares. A limited stock appreciation right has been granted in tandem with each option reported in the table, and is exercisable for cash in lieu of the related option only upon a Change of Control.

(4) For fiscal 1998, amounts of All Other Compensation are the amounts contributed during the fiscal year by the Company under the Qualified Pre-Tax Savings and Profit Sharing (401(k)) Plan and to an unfunded non-qualified deferred compensation plan because of limitations on the annual compensation that can be taken into account under the 401(k) Plan. For fiscal 1997 and 1996, amounts of All Other Compensation are the amounts contributed during the fiscal year by the Company under the Qualified Pre-Tax Savings and Profit Sharing (401(k)) Plan.

(5) Mr. Chirtea retired effective as of the end of fiscal 1998.

(6) Pursuant to the terms of the Separation Agreement dated February 26, 1997, between Mr. Anderson and the Company, Mr. Anderson continued to receive payments during fiscal 1998 based on his combined salary and bonus at norm for fiscal 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

The following table provides information on grants of stock options and stock appreciation rights for fiscal 1998 to the named executive officers.

                                    INDIVIDUAL GRANTS
                      ----------------------------------------------
                                                                           POTENTIAL
                                    PERCENT OF                         REALIZABLE VALUE
                       NUMBER OF      TOTAL                            AT ASSUMED ANNUAL
                       SECURITIES  OPTIONS/SARS                      RATES OF STOCK PRICE
                       UNDERLYING   GRANTED TO  EXERCISE               APPRECIATION FOR      PRIOR COLUMNS
                      OPTIONS/SARS  EMPLOYEES    OR BASE                OPTION TERM(4)     ANNUALIZED (4)(5)
                        GRANTED         IN        PRICE   EXPIRATION --------------------- -----------------
        NAME           (#)(1)(2)   FISCAL YEAR  ($/SHARE)    DATE      5%($)      10%($)    5%($)    10%($)
        ----          ------------ ------------ --------- ---------- ---------- ---------- -------- --------
Michael W. Wright        80,000        5.7       $36.78    06/26/07  $1,850,525 $4,689,594 $185,053 $468,959
                         22,467(3)     1.6        41.13    02/27/99      54,795    110,063   54,795  110,063
                         56,995(3)     4.1        41.13    05/01/00     285,550    590,152   95,183  196,717
David L. Boehnen         15,000        1.1        29.56    04/09/07     278,875    706,725   27,888   70,673
                         10,000         .7        36.78    06/26/07     231,316    586,199   23,132   58,620
                          3,393(3)      .2        36.13    04/11/05      56,932    135,683    7,117   16,961
                          2,222(3)      .2        46.31    04/11/05      43,040    100,742    6,155   14,392
                          2,420(3)      .2        46.31    05/01/02      25,599     55,435    6,400   13,859
Jeffrey Noddle           20,000        1.4        29.56    04/09/07     371,834    942,300   37,183   94,230
                         75,000        5.4        38.78    10/15/07   1,829,201  4,635,555  182,920  463,556
                          1,700(3)      .1        48.31    02/27/99       4,199      8,402    4,199    8,402
                          8,596(3)      .6        48.31    05/01/00      46,996     96,749   23,498   48,375
                            316(3)      .02       48.31    04/12/05       6,365     14,891      909    2,127
                         11,116(3)      .8        48.31    04/11/05     223,799    523,531   31,971   74,790
                          8,911(3)      .6        48.31    05/01/02      97,768    211,596   24,442   52,899
                            346(3)      .02       48.31    09/03/01       3,149      6,701      787    1,675
Ronald C. Tortelli       10,000         .7        29.56    04/09/07     185,917    471,150   18,592   47,115
                          4,992(3)      .4        46.72    03/01/98         374        732      374      732
                          6,445(3)      .5        46.72    02/27/99      15,478     30,976   15,478   30,976
                          6,522(3)      .5        46.72    05/01/00      34,571     71,180   17,286   35,590
                            243(3)      .02       46.72    04/12/05       4,737     11,085      677    1,584
                          3,174(3)      .2        46.72    04/11/05      61,851    144,708    8,836   20,673
                          6,766(3)      .5        46.72    05/01/02      71,889    155,608   17,972   38,902
                          6,871(3)      .5        46.72    05/01/01      54,242    114,475   18,081   38,158
                          3,459(3)      .2        46.72    06/26/00      19,687     40,688    9,844   20,344
George Chirtea            7,000         .5        29.56    04/09/07     130,142    329,805   13,014   32,981
Laurence L. Anderson          0         .0         0.00         --
Jeffrey C. Girard        15,000        1.1        29.56    09/12/98     278,875    706,725  278,875  706,725
                          6,091(3)      .4        38.97    09/12/98     149,274    378,289  149,274  378,289
                          1,004(3)      .07       41.56    09/12/98      22,147     54,129   22,147   54,129

Total potential realizable value for the named officers who received stock option grants is $6,439,128 and $15,923,868 at the 5% and 10% stock price growth assumptions respectively. Assuming 5% and 10% stock price growth over a period of 10 years commencing April 1, 1997, the increase in total stockholder value from stock price appreciation alone for all shares outstanding on that date would be $1,251,883,147 and $3,172,517,712.
--------
(1) The options are granted with a 10 year term. 20% of the options are exercisable upon grant and an additional 20% become exercisable on each of the next four anniversary dates of grant, except that all the options become fully exercisable upon a Change of Control. Upon Mr. Anderson's retirement, the options previously granted to him became fully exercisable and the expiration date was fixed as indicated. (See "Separation Agreements with Retired Officers" on pages 13-14).
(2) The exercise price may be paid by delivery of already-owned shares, and tax withholding obligations related to exercise may be paid by delivery of already-owned shares or offset of the underlying shares. A "restoration" option (also referred to as a "reload" option) is granted when an option is exercised and payment of the exercise price is made by delivery of SUPERVALU Common Stock. Each restoration option is granted for the number of shares of Common Stock tendered as payment for the exercise price and withheld for tax purposes, upon exercise of the original option. The exercise price of each restoration option is the fair market value of SUPERVALU Common Stock on the date of grant. Each restoration option is exercisable in full on the date of grant, and will expire on the same date as the original option. All original options reported in the table are entitled to restoration options. A limited stock appreciation right has been granted in tandem with each option reported in the table, and is exercisable for cash in lieu of the option only upon a Change of Control.
(3) Grant of a restoration option.
(4) These amounts are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price.
(5) Computed by dividing potential realizable value at the assumed annual rates of stock price appreciation by the term of the option. Restoration options have a term equal to the remaining term of the original option. Original options are granted with a ten year term.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
-------------------------------------------------------------------------------

The following table provides information on option exercises in fiscal 1998 by the named executive officers, and the value of such officers' unexercised options/SARs at the end of the fiscal year.

                                                     NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                                                    UNDERLYING UNEXERCISED             THE-
                                                    OPTIONS/SARS AT FISCAL      MONEY OPTIONS/SARS
                            SHARES                       YEAR-END (#)         AT FISCAL YEAR-END ($)
                         ACQUIRED ON     VALUE     ------------------------- -------------------------
          NAME           EXERCISE (#) REALIZED ($)             UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------ ------------ EXERCISABLE ------------- ----------- -------------
Michael W. Wright.......   137,159     $1,973,372    383,247      142,000    $6,096,554   $2,061,997
David L. Boehnen........     9,975        156,006     90,360       32,475     1,608,156      533,728
Jeffrey Noddle..........    66,948      1,140,588    106,692      104,752     1,824,740    1,355,071
Ronald C. Tortelli......    53,683      1,091,653     72,638       17,001       651,389      307,209
George Chirtea..........         0              0     36,450       14,900       677,533      269,486
Laurence L. Anderson....    79,555        808,456    107,600            0     2,028,607            0
Jeffrey C. Girard.......   137,750      1,364,803      7,095            0        60,585            0

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

The following table provides information on awards made to the named executive officers during the fiscal year.

                          NUMBER OF SHARES, UNITS  PERFORMANCE OR OTHER PERIOD
          NAME            OR OTHER RIGHTS (#)(1)  UNTIL MATURATION OR PAYOUT (1)
          ----            ----------------------- ------------------------------
Michael W. Wright........         16,249              Fiscal Years 1998-1999
                                  16,249              Fiscal Years 1998-2000
David L. Boehnen.........          4,420              Fiscal Years 1998-1999
                                   4,420              Fiscal Years 1998-2000
Jeffrey Noddle...........          6,496              Fiscal Years 1998-1999
                                   6,496              Fiscal Years 1998-2000
Ronald C. Tortelli.......          2,949              Fiscal Years 1998-1999
                                   2,949              Fiscal Years 1998-2000
George Chirtea...........          2,775              Fiscal Years 1998-1999
                                   2,775              Fiscal Years 1998-2000
Laurence L. Anderson.....              0
Jeffrey C. Girard........              0

--------
(1) Awards are of stock units under the Company's Long-Term Incentive Plan, each of which represents the right to receive one share of restricted stock upon achievement of specified performance objectives. Stock units will be converted to restricted stock based on the Company's total return on invested capital (ROIC) relative to the specified performance objectives for the designated performance period. No stock units will be converted to restricted stock if the pre-established minimum ROIC performance objective is not achieved. If the minimum, target or maximum ROIC performance objective is achieved, then fifty percent (50%), one hundred percent (100%) or one hundred fifty percent (150%), respectively, of the awarded stock units will be converted to restricted stock. If the Company's actual ROIC performance falls between the minimum and target or target and maximum objectives, the percent of stock units converting to restricted stock will be extrapolated accordingly. Shares earned for ROIC performance as described above may be increased if Company sales exceed two percent (2%) of a pre-established sales target, but only if the ROIC performance is at or above target. At sales growth of three percent (3%) over the sales target, the stock units to be converted to restricted stock will be increased by ten percent (10%), progressing linearly to a fifty percent (50%) increase in such restricted stock for Company sales of seven percent (7%) or more over the sales target. Shares of restricted stock issued upon conversion of stock units would vest at the end of fiscal 2000 for any awards made for the fiscal 1998-fiscal 1999 performance period, and at the end of fiscal 2001 for any awards made for the fiscal 1998-fiscal 2000 performance period, provided that the named officer continues in the employ of the Company at the time of vesting. No dividends are paid on stock units. Dividends are paid on all shares of restricted stock that are issued.

PENSION PLANS
-------------------------------------------------------------------------------

The following table shows estimated maximum annual benefits which would be paid to an employee upon retirement at age 65 under the combination of the Company's tax qualified defined benefit retirement plan, the Non-Qualified Supplemental Executive Retirement Plan (or, if applicable, the Excess Benefit
Plan) maintained for certain highly compensated employees, and the "Retirement Benefit Plan Account" of the Company's deferred compensation plans. The table does not reflect the $130,000 per year limitation on annual benefits payable from the plans imposed by Section 415 of the Internal Revenue Code, nor the $160,000 per year limitation on compensation included in final annual average pay imposed by Section 401(a)(17) of the Internal Revenue Code. The Company's Non-Qualified Supplemental Executive Retirement Plan and Excess Benefits Plan allow payment of additional benefits so that retiring employees may receive, in the aggregate, the benefits they would have been entitled to receive if such Sections did not impose maximum limitations.

                                                    YEARS OF SERVICE(1)
FINAL ANNUAL                                -----------------------------------
AVERAGE PAY (INCLUDING SALARY AND BONUS)       15       20       25       30
----------------------------------------    -------- -------- -------- --------
$  250,000................................. $ 55,875 $ 74,500 $ 93,125 $111,750
   450,000.................................  103,875  138,500  173,125  207,750
   650,000.................................  151,875  202,500  253,125  303,750
   850,000.................................  199,875  266,500  333,125  399,750
 1,350,000.................................  319,875  423,500  526,125  625,750
 1,800,000.................................  427,875  567,500  705,125  841,750

--------
(1) The above estimates of annual benefits payable on normal retirement are computed using the straight-life annuity method and are based on certain assumptions, including (a) that the employee remains until the normal retirement age of 65 (although retirement is permitted at age 62 without benefit reduction because of age); and (b) that the present retirement plans remain in force until the retirement date. Benefits under plans are not reduced by the participant's Social Security benefit.

As to each of the individuals named in the Summary Compensation Table above, their final annual average pay and credited years of service under the plans as of February 28, 1998, were as follows: Mr. Wright: $1,323,319, 21 years; Mr. Boehnen: $348,491, 6.8 years; Mr. Noddle: $562,620, 21.8 years; Mr.
Tortelli: $341,659, 29.9 years; Mr. Chirtea: $308,258, 13.5 years; Mr.
Anderson: $614,381, 22.3 years; and Mr. Girard: $559,233, 7.4 years.

During fiscal year 1998, the Executive Personnel and Compensation Committee restructured Mr. Wright's benefits under the Non-Qualified Supplemental Executive Retirement Plan by substantially reducing such benefits and applying the resulting savings to fund a split-dollar life insurance program for Mr. Wright anticipated to go into effect in fiscal 1999. See "Report of Executive Personnel and Compensation Committee."

CHANGE IN CONTROL AGREEMENTS; SEPARATION AGREEMENTS WITH RETIRED OFFICERS
-------------------------------------------------------------------------------

CHANGE IN CONTROL AGREEMENTS. The Company has entered into Severance Agreements with officers of the Company, including those identified in the Summary Compensation Table above. In general, these agreements entitle the executive to a lump sum payment if the executive's employment is terminated (other than for Cause or disability) within two years after a Change of Control (as defined). The lump-sum cash payment is equal to a multiple of one, two or three times the executive's annual base salary, plus average annual bonus. The multiple is three for Mr. Wright; two for Mr. Boehnen and Mr. Noddle; one for Mr. Tortelli and Mr. Chirtea; and one or two for all other officers of the Company. Each executive would also receive a lump-sum retirement benefit equal to the difference between (a) the actuarial equivalent of the benefit the executive would receive under the Company's retirement plans if the executive remained employed by the Company at the compensation level provided by the Severance Agreement for a one, two or three year period following the date of termination, and (b) the actuarial equivalent of the benefit to which the individual is otherwise then entitled under the Company's retirement plans. Generally, the executive would also be entitled to continued family medical coverage for a one, two or three year period after the date of termination. Mr. Wright's Severance Agreement provides for payment to be made if his employment is terminated for any reason during the 30-day period starting six months after the Change of Control. Due to the possible imposition of excise taxes on the payments, the severance benefits payable to an executive would be decreased if the result would give the executive a larger after-tax benefit.

Several of the Company's compensation and benefit plans contain provisions for enhanced benefits on a Change of Control. They include stock options, performance shares and restricted stock awards. Executive officers also hold limited stock appreciation rights which become exercisable upon a Change of Control, allowing the executive to receive cash for the bargain element in the related stock option. The Company's Executive Deferred Compensation Plans may be increased by 130% to compensate the executive for any excise tax liability incurred following a Change of Control. The Company's retirement plans provide for full vesting if employment terminates under specified circumstances following a Change of Control, and preserve any excess plan assets for the benefit of plan participants for five years following a Change of Control.

The Company may set aside funds in an irrevocable grantor trust to satisfy its obligations arising from certain of its benefit plans. Funds will be set aside in the trust automatically upon a Change of Control. The trust assets would remain subject to the claims of the Company's creditors.

SEPARATION AGREEMENTS WITH RETIRED OFFICERS. Mr. Laurence Anderson retired as Executive Vice President effective March 2, 1997. The Company and Mr. Anderson entered into an agreement providing that he would complete certain projects and continue to receive his base salary, bonus and customary benefits through March 2, 1998. Other terms of the agreement provide that (i) Mr. Anderson's stock options became fully exercisable with the exception of certain "price vesting options" that will become exercisable only if the price of SUPERVALU's Common Stock trades at $40 per share during the five year term of those options (such price vesting options fully vested on July 31, 1997), and (ii) shares of restricted stock previously granted to Mr. Anderson became vested in fiscal 1998. As a condition to the receipt of certain payments and benefits, Mr. Anderson has agreed not to compete with the Company during the term of the agreement. The Summary Compensation Table on page 9 shows Mr. Anderson's salary and other compensation paid or accrued during the most recent fiscal year.

Mr. Jeffrey Girard retired as Executive Vice President and Chief Financial Officer effective July 12, 1997. The Company and Mr. Girard entered into an agreement providing that he would provide requested services and continue to receive his base salary and customary benefits through July 12, 1998. As a condition to the receipt of certain payments and benefits, Mr. Girard has agreed not to compete with the Company for a period of twenty-four months following his final separation. The Summary Compensation Table on page 9 shows Mr. Girard's salary and other compensation paid or accrued during the most recent fiscal year.

REPORT OF EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE
-------------------------------------------------------------------------------

COMPENSATION PRINCIPLES

The Executive Personnel and Compensation Committee of the Board of Directors, composed entirely of independent non-employee directors, has adopted a comprehensive Executive Compensation Program based on the following principles:

 . The program will enable SUPERVALU to attract, retain, and motivate the key executives necessary for current and long term success.
 . Compensation plans are designed to support SUPERVALU's long range business strategy.
 . Executive compensation is linked to corporate performance and attainment of designated strategic objectives.
 . A significant portion of executive gain is tied to the enhancement of stockholder value.
 . The Committee exercises independent judgment and approval authority with respect to the executive compensation program and the awards made under the program.

COMPENSATION METHODOLOGY

The structure of the Executive Compensation Program is based on a market comparison of compensation for equivalent positions in industries from which SUPERVALU draws executive talent as well as a position evaluation designed to achieve internal equity based on job responsibility. The Company's primary market comparison for compensation is the nine companies comprising the peer group for the performance graph on page 18 plus three additional non-grocery distribution companies, all adjusted for size based primarily on market capitalization (collectively, the "Compensation Peer Group"). The Company engaged outside consulting firms to perform this market comparison in each of the past six years. These market comparisons are the basis for designing the Company's current compensation structure, which has a mix of fixed to variable compensation and short term to long term incentive potential approximating the mix within the Compensation Peer Group. The market comparisons were performed in each year to ensure that the dollar values of the various plan components as well as total compensation was comparable to that of the Compensation Peer Group. In addition to a review of compensation plan design and compensation levels, the Committee also reviews the Company's performance on a number of key financial measures relative to the Compensation Peer Group plus selected other industry companies.

The variable compensation components of the program are designed so that executives' total compensation will be above that of the Compensation Peer Group when SUPERVALU's performance is superior, and below that of the Compensation Peer Group when performance is below industry norms. This fluctuation in compensation value is increased by the substantial use of stock in the program (as described in more detail in the remainder of this report), so that total compensation will significantly increase or decrease in direct relation to SUPERVALU's stock price.

A summary follows which explains the major components of the Executive Compensation Program, including factors and criteria upon which compensation was awarded to the Chief Executive Officer for fiscal 1998.

ANNUAL COMPENSATION

BASE SALARIES. The base salary levels for executive officers are determined based on three objectives:

 . Internal equity based on job responsibility;

 . Individual performance and experience; and

 . Competitive salary levels with industries from which the Company draws executive talent.

The Company's salary structure is based on the median salary levels of companies in similar industries and size to SUPERVALU. Actual salaries may be set above or below this median depending on individual job performance and experience.

The Committee annually reviews and approves all salary increases for executive officers, other than the CEO. Increases for executives below the CEO level are proposed by the CEO based on performance evaluations which include both progress on achievement of financial results and a qualitative assessment of performance.

The Chairman of the Committee conducts an annual performance evaluation of the CEO based on written input from all Board members. The following factors are considered in this performance evaluation: financial results, strategic planning, leadership, customer service, succession planning, human resource management/EEO, communications, external relations and Board interface. Salary adjustments for the CEO are made on a biannual or annual basis depending on competitive conditions and practices. In fiscal 1998, Mr. Wright's base salary was increased from $819,000 to $851,760. This was the second increase since March 1, 1994.

ANNUAL BONUSES. All of the Company's executive officers are eligible to receive an annual cash bonus. The annual bonus plan is designed to motivate executives to meet or exceed individual goals as well as corporate or profit center financial goals which support SUPERVALU's business plans. These goals are incorporated into annual performance measures for each executive. Specifically, the annual bonus plan for executive officers is designed to stimulate and reward growth in Company earnings. The Committee assigns target bonus levels to each executive which are competitive with the Compensation Peer Group. Among executive officers, these range from 25% of annual base salary to 70% of annual base salary for the CEO. For officers other than the CEO, ninety percent of this award potential is tied to corporate net profit performance and the remaining ten percent is based on a subjective evaluation of performance relative to personal objectives. The bonus award potential for the CEO is tied solely to corporate net profit performance. Bonus payments increase, as net profit growth meets and exceeds the annual growth rate targeted by the Board. The maximum bonus is limited to twice the target bonus level. Bonuses for the CEO and four other executive officers are paid from a special plan structured so that the payment will be tax deductible as "performance based compensation" under Internal Revenue Code Section 162(m).

LONG-TERM INCENTIVE COMPENSATION

The Company has implemented a Long-Term Incentive Plan and Stock Option Plans. Together, these plans tie a significant portion of the executives' total compensation to long term results. The long term incentive potential is intended to be competitive with programs offered by the Compensation Peer Group.

LONG-TERM INCENTIVE PLAN. The Committee selects Plan participants, approves awards and interprets and administers the Long-Term Incentive Plan. In fiscal 1998, the Committee made awards of "performance shares" to executive officers and profit center presidents. The awards covered three separate performance periods: fiscal year 1998; fiscal year 1998 through fiscal year 1999; and fiscal year 1998 through fiscal year 2000. Such awards were set at levels which were expected to be competitive with long term compensation offered by the Compensation Peer Group. The Committee determined minimum, target and maximum payout amounts for each participant and awards are earned for officers based on corporate return on invested capital (ROIC) performance relative to pre-set objectives. If these objectives are met or exceeded, and overall corporate sales exceed the Company's sales plan by more than 2%, performance shares earned by ROIC performance may be increased. Awards may be earned in each of the three performance periods (fiscal year 1998;

fiscal year 1998 through fiscal year 1999; and fiscal year 1998 through fiscal year 2000). The awards provide that, if earned, performance shares would be converted to restricted stock that would vest after one to two years of further employment. Executives who receive restricted stock are motivated to remain with the Company and focus on stockholder value after the award has actually been earned.

The Committee determined minimum, target and maximum payout amounts for each participant based on fiscal 1998 corporate ROIC and sales performance for corporate officers, and corporate ROIC/sales and profit center ROIC/sales performance for key profit center executives. Application of the criteria set forth in the awards for fiscal 1998 resulted in corporate officers earning an aggregate of 84,360 shares of restricted stock, and key profit center executives earning an aggregate of 42,916 shares of restricted stock. Mr. Wright received a payout of 24,374 shares of restricted stock.

STOCK OPTION PLANS. The Committee believes that executive gain tied to stock price appreciation is the most effective way of aligning executive and stockholder interests. Two key programs together cause executives to view themselves as owners of a meaningful equity stake in the business over the long term. They are:

 . The executive stock option program; and

 . Stock ownership targets for executive officers.

Annual Option Grants. The Committee makes annual grants of stock options to key employees under established grant guidelines intended to be competitive with the Compensation Peer Group. The Committee also considers subjective factors in determining grant size; grants are not automatically tied to a formula or the optionee's position in the Company. Corporate, profit center or individual performance will impact the size of an optionee's grant. In addition, current ownership of stock is a consideration in the size of option grants for officers and profit center presidents. Based on the stock grant guidelines and the subjective factors described above, annual grant recommendations are developed by management, reviewed by the Chief Executive Officer, and presented to the Committee for final approval.

The Board awarded Mr. Wright stock options for 80,000 shares in fiscal 1998 which were based on the criteria described above and his performance as reviewed by the Board.

Stock options are granted with an exercise price equal to the market price of the Company's stock on the date of grant. In order to encourage option exercise and share ownership, SUPERVALU also permits executives to exercise options using shares of SUPERVALU stock to pay the exercise price. Upon such exercise, SUPERVALU grants the executive a restoration stock option (commonly referred to as a reload option) for that number of shares surrendered. Reload options are exercisable at the then current market price and extend for the remainder of the original option's term.

Price Vesting Options. In June of 1995, the Committee approved a special grant of stock options to officers and select key operation heads. These options were granted at the then current market price, and were in addition to normal annual grants. However, these options would only become exercisable if the executive remained employed for at least two years after grant and the price of SUPERVALU stock averaged $40 or more for twenty consecutive trading days during the five year term of the options. On July 31, 1997, SUPERVALU stock price averaged $40 or more for twenty consecutive trading days, and the price vesting options vested for all grant recipients employed by the Company on that date. The objective of this special grant was to focus top management on increasing the price of SUPERVALU stock during a critical period of transformation in business operations. No additional price vesting options were granted in fiscal year 1998.

RESTRICTED STOCK UNIT AWARDS. In October of 1997, the Committee approved a special award of restricted stock units to two executive officers. The objective of this special grant was to incent these key executive officers to remain with the Company. These stock units vest in installments when the recipient attains the age of 56, and fully vest when the recipient attains age 58 (both officers are currently age
51). The restricted stock units will be paid out in SUPERVALU stock upon attainment of the later of age 60 or one year following retirement, provided the non-compete provisions of the agreement have been adhered to between the vesting and payout dates.

STOCK OWNERSHIP GUIDELINES

Stock ownership guidelines for executive officers have been established so that they face the same downside risk, and upside potential, as stockholders experience. Executives are expected to show significant progress toward reaching these ownership goals. The goal for the Chief Executive Officer is six times annual base salary, excluding vested and unexercised stock options.

OTHER COMPENSATION ACTIONS

During fiscal 1998, the Committee restructured the CEO's benefits under the Supplemental Executive Retirement Plan by substantially reducing such benefits and applying the resulting savings to fund a split-dollar life insurance program for the CEO. The split-dollar life insurance program has a more favorable long term expense impact on the Company than would have been the case with continuation of the prior pension benefits. This new program is anticipated to go into effect in fiscal 1999.

POLICY REGARDING APPLICABLE TAX CODE PROVISION

Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1 million paid to any of the top five executive officers named in the Summary Compensation Table unless certain conditions are met. The Committee makes every reasonable effort to preserve this tax deduction consistent with the principles of the Executive Compensation Program.

CONCLUSION

The Committee believes that the caliber and motivation of executive management is fundamentally important to the Company's performance. The Committee plays a very active role in ensuring that SUPERVALU's compensation plans implement its key compensation principles. Independent compensation consultants have assisted the Committee in designing these plans, assessing the effectiveness of the overall program, and keeping overall compensation competitive with that of relevant peer companies. Total compensation is intended to be above industry averages when performance is superior, and below competitive levels when performance is below expected levels or SUPERVALU stock fails to appreciate. The Committee believes that the Executive Compensation Program has been a substantial contributor toward motivating executives to focus on the creation of stockholder value.

Respectfully submitted,

Edwin C. Gage, Chairman
Herman Cain
Lawrence A. Del Santo
William A. Hodder
Richard L. Knowlton
Carole F. St. Mark

PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following graph compares the cumulative total stockholder return on SUPERVALU's Common Stock for the last five fiscal years with that of the S&P 500 Stock Index and a group of peer companies in the wholesale and retail grocery industries. The graph assumes the investment of $100 in each company on February 27, 1993, and the reinvestment of all dividends on a quarterly basis. The stock price performance shown on the graph below is not a projection of future price performance.

                              [PERFORMANCE GRAPH]

                                   1993    1994    1995   1996    1997    1998
                                  ------- ------- ------ ------- ------- -------
SUPERVALU........................ $100.00 $117.55 $84.58 $109.34 $108.64 $171.32
S&P 500..........................  100.00  108.29 116.20  156.39  197.21  266.09
Peer Group.......................  100.00   92.21  81.82  116.70  130.80  173.58

--------
* The composite peer group is comprised of the following food wholesalers and food retailers: Albertson's, Inc., American Stores Company, Fleming Companies, Inc., Food Lion, Inc., Great Atlantic & Pacific Tea Company, The Kroger Company, Nash Finch Company, Richfood Holdings Inc., and Safeway Inc. The Vons Companies, Inc., formerly included in the composite peer group, was acquired by Safeway, Inc. during the fiscal year. The returns of the peer group companies were weighted based on their respective market capitalization and on the relative percentage of SUPERVALU's operating profit realized from wholesale and retail food operations (excluding fiscal 1995 restructuring charges) for each year. The performance graph indicates results calculated to the last business day in February each year.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS (ITEM 2)
-------------------------------------------------------------------------------

On May 8, 1998, the Company determined not to re-engage its independent auditors, Deloitte & Touche LLP ("Deloitte") and appointed KPMG Peat Marwick LLP ("KPMG") as its new independent auditors, effective immediately. This determination followed the Company's decision to seek proposals from independent accounting firms, including Deloitte, with respect to the engagement of independent accountants to audit the Company's financial statements for the fiscal year ending February 27, 1999. The decision not to re-engage Deloitte and to retain KPMG was approved by the unanimous consent of the Company's Board of Directors upon the recommendation of its Audit Committee.

The reports of Deloitte on the financial statements of the Company for its fiscal years ended February 28, 1998 and February 22, 1997 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period through May 8, 1998, (i) there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports (a "Disagreement") and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (a "Reportable Event").

The Company has not, during the Company's two most recent fiscal years or the subsequent interim period through May 8, 1998, consulted with KPMG regarding
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a Disagreement with Deloitte or a Reportable Event.

The Company reported the change in accountants on Form 8-K on May 12, 1998. The Form 8-K contained a letter from Deloitte addressed to the Securities and Exchange Commission stating that it agreed with the comments in the second paragraph of the above statements, and had no basis for agreeing or disagreeing with the comments in the remainder of the above statements.

The Company is seeking the ratification by the stockholders of its appointment of KPMG to audit the book and accounts of the Company and its subsidiaries for the fiscal year ending February 27, 1999. A representative of Deloitte will be present at the Annual Meeting with the opportunity to make a statement and to respond to questions. The Company anticipates that a representative of KPMG also will be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS.

PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE SUPERVALU INC. 1993 STOCK PLAN (ITEM 3)
-------------------------------------------------------------------------------

BACKGROUND OF PROPOSED AMENDMENTS. The Board of Directors recommends that the stockholders approve certain amendments to the 1993 Stock Plan (the "Plan"). The Plan has previously been approved by the stockholders. The proposed amendments are:

 . To increase the number of shares authorized under the Plan by an additional
   1,300,000 shares of SUPERVALU Common Stock; and

 . To permit non-employee directors to participate in the Plan.

SUMMARY OF PLAN. A copy of the amended Plan is attached as Exhibit A to this Proxy Statement. This discussion is only a summary. You should refer to the Plan for more complete information.

PURPOSE. The purpose of the Plan, as amended, is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining key management employees and non-employee directors of the Company capable of assuring the future success of the Company, to offer such individuals incentives to put forth maximum efforts for the success of the Company's business and to afford such individuals an opportunity to acquire a proprietary interest in the Company.

ADMINISTRATION. The Plan is administered by the Executive Personnel and Compensation Committee. The Committee has the authority to select the individuals to whom awards are granted, to determine the types of awards and the number of shares of Common Stock covered by awards and to set the terms and conditions of awards. The Committee has the authority to establish rules for the administration of the Plan, and its determinations and interpretations are binding. The Committee may delegate its authority to one or more officers; provided, however, that the Committee may not delegate its authority to executive officers or directors of the Company. Subject to adoption of the proposed amendments, grants to be made to non-employee directors will be determined by either the full Board of Directors of the Company, upon recommendation of the Director Affairs Committee, or a subcommittee of the Director Affairs Committee comprised solely of non-employee directors.

ELIGIBLE PARTICIPANTS. Any employee, officer, consultant, or independent contractor of the Company and its affiliates selected by the Committee is eligible to receive awards under the Plan. The Committee limits eligibility to the key management group, defined by level of job responsibility. The proposed amendment would make non-employee directors eligible to receive awards under the Plan. There were approximately 700 persons as of April 1, 1998 who were eligible as a class to receive awards under the Plan. The proposed amendment would increase the number of eligible participants by ten.

The following table sets forth the number of shares of SUPERVALU Common Stock covered by options or other awards granted under the Plan during the 1998 fiscal year. Awards to the most highly compensated executive officers are set forth in the Summary Compensation Table on page 9.

                                       NO. OF
                            NO. OF     SHARES
                            SHARES   UNDERLYING
        NAME AND          UNDERLYING RESTRICTED
   PRINCIPAL POSITION      OPTIONS   STOCK UNITS
   ------------------     ---------- -----------
All current Executive
 Officers as a Group....   340,201     50,000
All current Non-Employee
 Directors as a Group...         0          0
All Employees as a Group
 (excluding Executive
 Officers)..............    66,460          0

The number and type of awards that will be granted in the future under the Plan to officers, employees and non-employee directors are not determinable as the Committee will make such determinations in its discretion.

TYPES OF AWARDS. The Plan permits the grant of a variety of different types of awards:

 . Stock options, including incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code, stock options that are not ISOs ("Non-qualified Stock Options") and restoration options;

 . Stock appreciation rights ("SARs");

 . Restricted stock;

 . Stock units;

 . Performance awards; and

 . Other awards valued in whole or in part by reference to or based on SUPERVALU's stock.

The following types of awards have been made under the Plan:

 . Stock options (which include limited SARs for officers); and

 . Restricted stock and restricted stock units.

Awards may be granted for any amount of cash consideration or for no cash consideration so long as legal requirements are met. The exercise price per share under any stock option and the grant price of any SAR may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of such option or SAR.

STOCK OPTIONS. Options may be exercised by payment of the exercise price, either in cash or, at the discretion of the Committee, by using shares of Common Stock or other consideration having a fair market value equal to the exercise price. The Committee may grant restoration options with terms and conditions established by the Committee. Restoration options are granted when a participant pays the exercise price of the option by using previously owned shares of Common Stock. The new option would be for that number of shares surrendered.

As proposed to be amended, the Plan would provide for the grant of Non-qualified Stock Options to non-employee directors.

STOCK APPRECIATION RIGHTS. The holder of an SAR is entitled to receive the excess of the fair market value of a specified number of shares over the grant price of the SAR.

RESTRICTED STOCK. Shares of restricted stock and restricted stock units may be awarded subject to such restrictions and other terms and conditions as the Committee may impose. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units would have the right to receive shares of Common Stock at some future date.

OTHER AWARDS. Performance awards provide the right to receive awards upon the achievement of the goals established by the Committee. A performance award granted under the Plan may be denominated or payable in cash, shares of Common Stock or restricted stock, or other securities, or property.

MAXIMUM NUMBER OF SHARES. Currently, up to 3,500,000 shares of the Company's Common Stock may be issued as awards under the Plan (subject to certain adjustments). The proposed amendment to the Plan would increase the number of shares of the Company's Common Stock that may be issued as awards under the Plan to 4,800,000 (subject to certain adjustments). If any shares to which an award relates are forfeited, or if an award is otherwise terminated then the number of shares with respect to such award, to the extent of any such forfeiture or termination, will again be available for grant under the Plan. As of April 1, 1998, 815,901 shares had been issued, 2,319,478 shares were subject to outstanding awards, and 364,621 shares were available for future grants. As of April 1, 1998, approximately 512 employees held awards under the Plan.

The closing price of SUPERVALU Common Stock on April 1, 1998, as reported on the New York Stock Exchange, was $47.8125 per share.

ADJUSTMENTS. The Committee may make adjustments to awards under the Plan in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available if any corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate.

TERM. The Plan terminates on April 13, 2003, and no awards may be made after that date.

AMENDMENTS. The Board of Directors may amend, alter or discontinue the Plan at any time, provided that stockholder approval must be obtained in certain events.

FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the principal federal income tax consequences generally applicable to options and SARs under the Plan.

The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an ISO generally will have no taxable income upon exercising the ISO (except that a liability may arise for alternative minimum tax), and the Company will not be entitled to a tax deduction when an ISO is exercised. When a participant exercises a Non-qualified Stock Option, the optionee must recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price, and the Company will be entitled to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequences to a participant upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or by exercising a Non-qualified Stock Option or SAR. If shares acquired on the exercise of an ISO are held for at least one year after exercise and two years from the date the ISO was granted, the optionee will recognize a capital gain or loss in an amount equal to the difference between the option price for the shares and the sale price. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of ISO shares before the applicable ISO holding periods have been satisfied.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 1993 STOCK PLAN.

OTHER INFORMATION
-------------------------------------------------------------------------------

SUPERVALU MAILING ADDRESS

The Company's mailing address is: P.O. Box 990, Minneapolis, MN 55440.

STOCKHOLDERS PROPOSALS FOR 1998 ANNUAL MEETING

All proposals of stockholders must be received by the Corporate Secretary on or before January 30, 1999, to be included in the proxy statement for the 1999 Annual Meeting.

DIRECTOR NOMINATIONS

In accordance with procedures set forth in the Company's Bylaws, stockholders may propose nominees for election to the Board of Directors by timely written notice to the Corporate Secretary, generally no less than sixty days and no more than ninety days prior to the first anniversary date of the last annual meeting.

EXPENSES OF SOLICITATION

This solicitation of proxies is being made by SUPERVALU and it pays the cost of soliciting proxies. The Company arranges with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and the Company reimburses them for their expenses. In addition to solicitation by mail, proxies may be solicited by SUPERVALU employees, by telephone or personally. No additional compensation would be paid for such employee solicitation. The Company has also retained Georgeson & Company, Inc. to assist in the solicitation of proxies for an estimated fee of $15,000 plus out-of-pocket expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As indicated above, Edwin C. Gage (Chairman), Herman Cain, Lawrence A. Del Santo, William A. Hodder, Richard L. Knowlton, and Carole F. St. Mark served as members of the Executive Personnel and Compensation Committee during fiscal 1998. The members of the Committee do not participate in any interlocking directorships. Mr. Gage and certain family members, as trustees for revocable trusts, are general partners, among others, of Carlson Real Estate Company, a limited partnership which leases a retail supermarket in Shakopee, Minnesota, to the Company for a term ending in 2008, with options to renew. The annual rental is $224,000, increasing to $232,000 in 2003, which the Company believes to be a fair market rental. The leased premises are subleased to an independent retail supermarket operator.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company's directors, executive officers, and holders of more than 10% of the Company's Common Stock to file reports of stock ownership and changes in ownership. To the best of the Company's knowledge, there were no late or inaccurate filings in fiscal 1998, except that one Form 4 for Mr. John Hooley and Mr. Noddle each reporting an option exercise were filed late. In making this statement, the Company has relied upon written representations of its directors and executive officers.

                                                                      EXHIBIT A

                                SUPERVALU INC.

                                1993 STOCK PLAN

SECTION 1. PURPOSE.

  The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining key management personnel and non-employee directors of the Company capable of assuring the future success of the Company, to offer such individuals incentives to put forth maximum efforts for the success of the Company's business and to afford such individuals an opportunity to acquire a proprietary interest in the Company.

SECTION 2. DEFINITIONS.

  As used in the Plan, the following terms shall have the meanings set forth below:

    (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

    (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award granted under the Plan.

    (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

    (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3.

    (f) "Company" shall mean SUPERVALU INC., a Delaware corporation, and any successor corporation.

    (g) "Eligible Person" shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate, who the Committee determines to be an Eligible Person, or any director of the Company who is not an employee of the Company or an Affiliate.

    (h) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the average of the opening and closing sale price of the Shares as reported on the New York Stock Exchange on such date or, if such Exchange is not open for trading on such date, on the day closest to such date when such Exchange is open for trading.

    (i) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

    (j) "Non-Qualified Stock Option" shall mean an option granted under
  Section 6(a) of the Plan that is not intended to be an Incentive Stock
  Option.

    (k) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Restoration Options.

    (l) "Other Stock-Based Award" shall mean any right granted under Section 6(e) of the Plan.

    (m) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

    (n) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

    (o) "Person" shall mean any individual, corporation, partnership, association or trust.

    (p) "Plan" shall mean this 1993 Stock Plan, as amended from time to time.

    (q) "Restoration Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

    (r) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

    (s) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

    (t) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

    (u) "Shares" shall mean shares of Common Stock, $1.00 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

    (v) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

SECTION 3. ADMINISTRATION.

  (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

  (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

  (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

  (a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares which may be issued under all Awards under the Plan shall be 4,800,000. Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

  (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

  (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

  (d) Award Limitations Under the Plan. No Eligible Person, who is an employee of the Company at the time of grant, may be granted any Option, Stock Appreciation Right and such Other Stock Based Award (the value of which is based solely on an increase in the value of the Shares after the date of grant) for more than 250,000 Shares (subject to adjustment as provided for in
Section 4(c)), taking into account all such awards granted by the Company pursuant to any of its stock compensation plans, in any calendar year period beginning with the period commencing January 1, 1997. The foregoing annual limitation specifically includes the grant of any Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

SECTION 5. ELIGIBILITY.

  Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.

Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 6. AWARDS.

  (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

    (ii) Option Term. The term of each Option shall be fixed by the Committee.

    (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

    (iv) Restoration Options. The Committee may grant Restoration Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of the option to which such Restoration Option relates is made by the delivery or withholding of Shares pursuant to the relevant provisions of the plan or agreement relating to such option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Restoration Option relates, (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Restoration Option relates, and (C) the number of previously owned Shares, if any, tendered as payment for additional tax obligation of the Participant in connection with the exercise of the option to which such Restoration Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Restoration Options may be granted with respect to options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any option granted under the Plan or any other stock option plan of the Company at the time of such grant; provided, however, that Restoration Options may not be granted with respect to any option granted to a Non-Employee Director under the Company's 1983 Employee Stock Option Plan.

  (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The

Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

  (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

    (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

    (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

  (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

  (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

  (f) General.

    (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

    (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

    (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

    (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

    (v) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

SECTION 7. AMENDMENT AND TERMINATION; ADJUSTMENTS.

  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

  (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

    (i) would cause Rule 16b-3 to become unavailable with respect to the Plan;

    (ii) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

    (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

  (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

  (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8. INCOME TAX WITHHOLDING AND PAYMENT.

  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. In addition to the amounts required to be withheld to pay applicable taxes, subject to such terms and conditions as the Committee shall determine in its sole and absolute discretion, the Committee may permit the Participant to elect to deliver to the Company Shares (other than Shares issuable upon exercise or receipt of (or the lapse of restriction relating to) such Award) with a Fair Market Value equal to the amount of such additional federal and/or state income taxes imposed on the Participant in connection with the exercise of the Award. All election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

SECTION 9. GENERAL PROVISIONS.

  (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

  (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

  (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

  (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

  (e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

  (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

  (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

  (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

  (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 10. EFFECTIVE DATE OF THE PLAN.

  The Plan shall be effective as of April 14, 1993, subject to approval by the stockholders of the Company within one year thereafter.

SECTION 11. TERM OF THE PLAN.

  Unless the Plan shall have been discontinued or terminated as provided in
Section 7(a), the Plan shall terminate on April 13, 2003. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

                               [SUPERVALU LOGO]



                                                             [RECYCLE LOGO]
                                                            Printed with soy
                                                             based inks on
                                                                recycled
                                       paper containing at least 10% fibers from
                                                           paper recycled by
                                                               consumers.

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                                SUPERVALU INC.
                  JULY 1, 1998 ANNUAL MEETING OF STOCKHOLDERS
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    The stockholder(s) named on this card hereby appoint Michael W. Wright and John P. Breedlove, and each of them, as their proxy, with power of substitution to vote at the Annual Meeting as directed below. The proxies may also vote, in their discretion, upon all other matters that may properly come before the Meeting, or any adjournment or adjournments thereof. The shares will be voted as if the stockholder(s) were personally present at the meeting. All former proxies are revoked. IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED AS RECOMMENDED BY THE DIRECTORS.

* VOTING BY MAIL. If you wish to vote by mailing this proxy, please sign, mark, date and return it in the enclosed postage-paid envelope.

* VOTING BY TELEPHONE. If you wish to vote by telephone, please follow the instructions on the reverse side; if you vote by telephone you do not need to return this proxy card.

* SUPERVALU EMPLOYEES. If you are a current or former employee of SUPERVALU and have an interest in Common Stock through a SUPERVALU employee benefit plan, your interest as of May 12, 1998 is shown on this card. Your vote will provide voting instructions to the Trustees of the plans. If no instructions are given, the Trustees will vote the shares pursuant to the terms of the plans.

 PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM.


COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE.

--------------------------------------------

--------------------------------------------

--------------------------------------------

I PLAN TO ATTEND THE ANNUAL MEETING   |    |

NUMBER OF STOCKHOLDERS ATTENDING      |    |

If you choose to vote your proxy by
telephone, please DO NOT hang up until            (CONTINUED AND TO BE SIGNED
you have been prompted and have replied                  ON OTHER SIDE.)
regarding your attendance at the Annual
Meeting.

--------------------------------------------------------------------------------
                             Fold and Detach here

                                SUPERVALU INC.
                  JULY 1, 1998 ANNUAL MEETING OF STOCKHOLDERS

                         MINNEAPOLIS CONVENTION CENTER
                           1301 SECOND AVENUE SOUTH
                             MINNEAPOLIS, MN 55403

    Free parking for the Annual Meeting of Stockholders is available in the Plaza Parking Ramp and the Orchestra Hall Ramp. Upon entering either ramp, take a parking ticket, sign your name on the back and tell the attendant you are attending SUPERVALU's Annual Meeting. The Annual Meeting will begin at 10:30 a.m. in Ballroom A in the Minneapolis Convention Center. Refreshments will be available before and after the Annual Meeting in Ballroom B.

                                     [MAP]

                                                           --------------
                                                           COMPANY #
                                                           CONTROL #
                                                           --------------
--------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             ITEMS 1, 2 AND 3
--------------------------------------------

                                                                 Please mark
IF YOU VOTE BY TELEPHONE AS INSTRUCTED BELOW,            | X |   your votes
THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.                    like this


                                                                FOR   WITHHELD
                                                                ALL    FOR ALL

ITEM 1. ELECTION OF DIRECTORS                                  |   |   |   |
        Nominees: (01) Herman Cain, (02) Charles M. Lillis,
        (03) Steven S. Rogers, and (04) Michael W. Wright

        WITHHELD FOR: (Write nominee name(s) in the
        space provided)
                        ----------------------------------

                                                      FOR    AGAINST    ABSTAIN
ITEM 2. APPOINTMENT OF INDEPENDENT AUDITORS          |   |    |   |      |   |



                                                      FOR    AGAINST    ABSTAIN
ITEM 3. AMENDMENTS TO THE SUPERVALU 1993 STOCK PLAN  |   |    |   |      |   |


Signature(s) ___________________________________________ Date __________________
NOTE: Please date and sign exactly as name appears, indicating, if appropriate, official position or capacity. If co-owners, both should sign.


--------------------------------------------------------------------------------
                             Fold and Detach here

     IF YOU WISH TO VOTE BY TELEPHONE PLEASE FOLLOW THE INSTRUCTIONS BELOW

We encourage you to take advantage of this convenient way to vote your Stock for matters to be considered at the 1998 Annual Meeting of Stockholders of SUPERVALU INC. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, dated, signed and returned your proxy card.

AUTOMATED TELEPHONE VOTING INSTRUCTIONS

1. Using a touch-tone telephone, dial 1-800-240-6326. Please make sure you stay on the line until you receive a confirmation of your vote.

2. When prompted, enter the 3-digit Company Number located in the box on the upper right hand corner of the proxy card.

3. When prompted, enter your 7-digit numeric Control Number that follows the Company Number.

   OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
              Press "1". When asked, please confirm your vote by pressing 1.

              * When prompted

                 --Press "1" if you plan to attend the Annual Meeting or

                 --Press "0" if you will not be attending the Annual Meeting.

   OPTION #2: If you choose to vote on each proposal separately: Press "0". You will hear these instructions:

              Proposal 1: To vote FOR ALL nominees, press "1"; to WITHHOLD FOR
                          ALL nominees, press "9"; to WITHHOLD FOR AN INDIVIDUAL nominee, press "0" and listen to the instructions.

              Proposal 2: To vote FOR, press "1"; AGAINST, press "9", ABSTAIN, press "0".

              Proposal 3: To vote FOR, press "1"; AGAINST, press "9", ABSTAIN, press "0".

              Proposal 4: Do you plan to attend the Annual Meeting? Press "1"
                          for YES, press "0" for NO.

             WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING "1".

  NOTE: THE DEADLINE FOR ELECTRONIC VOTING BY TELEPHONE IS 11:59 P.M. (CDT),
                            MONDAY, JUNE 29, 1998.

          IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY CARD.

                             THANK YOU FOR VOTING

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                                SUPERVALU INC.
                  JULY 1, 1998 ANNUAL MEETING OF STOCKHOLDERS
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    The stockholder(s) named on this card hereby appoint Michael W. Wright and John P. Breedlove, and each of them, as their proxy, with power of substitution to vote at the Annual Meeting as directed below. The proxies may also vote, in their discretion, upon all other matters that may properly come before the Meeting, or any adjournment or adjournments thereof. The shares will be voted as if the stockholder(s) were personally present at the meeting. All former proxies are revoked. IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED AS RECOMMENDED BY THE DIRECTORS.

 PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM.


COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE.

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

I PLAN TO ATTEND THE ANNUAL MEETING        |    |

NUMBER OF STOCKHOLDERS ATTENDING           |    |

                                     (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR            | X |  Please mark
                  ITEMS 1, 2 AND 3                                 your votes
                                                                   like this



ITEM 1. ELECTION OF DIRECTORS                                  FOR   WITHHELD
        Nominees: (01) Herman Cain, (02) Charles M. Lillis,    ALL   FOR ALL
        (03) Steven S. Rogers, and (04) Michael W. Wright     |   |   |   |

        WITHHELD FOR: (Write nominee name(s)
        in the space provided) ____________________________


                                                        FOR   AGAINST  ABSTAIN
ITEM 2. APPOINTMENT OF INDEPENDENT AUDITORS            |   |   |   |    |   |


                                                        FOR   AGAINST  ABSTAIN
ITEM 3. AMENDMENTS TO THE SUPERVALU 1993 STOCK PLAN    |   |   |   |    |   |


Signature(s) ____________________________________________ Date ________________

NOTE: Please date and sign exactly as name appears, indicating, if appropriate, official position or capacity. If co-owners, both should sign.